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                                                                    EXHIBIT 21.1




SCHEDULE OF MICHAEL FOODS, INC. SUBSIDIARIES


<Caption
                                                      STATE OF
NAME                                               INCORPORATION
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
Crystal Farms Refrigerated Distribution Company       Minnesota
Northern Star Co.                                     Minnesota
Kohler Mix Specialties, Inc.                          Minnesota
M. G. Waldbaum Company                                 Nebraska
Papetti's Hygrade Egg Products, Inc.                  Minnesota
Casa Trucking, Inc.                                   Minnesota
Wisco Farm Cooperative                                Wisconsin
WFC, Inc.                                             Wisconsin
Farm Fresh Foods, Inc.                                California
Drallos Potato Co., Inc.                               Michigan
Midwest Mix, Inc.                                     Minnesota
B.C.K. Company                                        Minnesota
Minnesota Products, Inc.                              Minnesota
MIKLFS Corporation                                  Virgin Islands